Exhibit (g)(2)
EXHIBIT A
     THIS REVISED EXHIBIT A, dated as of March 30, 2010, is Exhibit A to that certain Custodian Services Agreement dated as of November 17, 2006 between PFPC Trust Company and Highland Funds I. This Exhibit A is revised for the addition of Highland All Cap Equity Value Fund and shall supersede all previous forms of this Exhibit A.
PORTFOLIOS
HIGHLAND LONG/SHORT EQUITY FUND
HIGHLAND HEALTHCARE FUND
HIGHLAND ALL CAP EQUITY VALUE FUND

PFPC TRUST COMPANY

By:

Name:

Title:

Agreed:

HIGHLAND FUNDS I

By:

Name:

Title: